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                          CORAM HEALTHCARE CORPORATION

EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

                                                      JUNE 30, 1995                    June 30, 1994
                                                     ---------------                  ---------------
PRIMARY                                        Six Months     Three Months     Six Months        Three Months
                                              ------------    -------------   ------------       -----------
Average common shares outstanding .....          39,457           39,685         38,372             38,497
Net effect of other dilutive securities             817             --              177               --
                                               --------         --------       --------           --------
         Total ........................          40,274           39,685         38,549             38,497
                                               --------         --------       --------           --------
Net loss applicable to common stock ...        $(61,756)        $(66,347)      $ (5,789)          $ (9,000)
                                               --------         --------       --------           --------
Per share amounts:
         Net loss per common share ....        $  (1.53)        $  (1.67)      $  (0.15)          $  (0.23)
                                               ========         ========       ========           ========
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
                                                     JUNE 30, 1995                        June 30, 1994

FULLY DILUTED                                 Six Months       Three Months        Six Months        Three Months
                                             -------------    -------------      -------------      -------------
Average common shares outstanding .....          39,457           39,685             38,372             38,497
Net effect of other dilutive securities             817             --                  177               --
                                               --------         --------           --------           --------
         Total ........................          40,274           39,685             38,549             38,497
                                               --------         --------           --------           --------
Net loss applicable to common stock ...        $(61,756)        $(66,347)          $ (5,789)          $ (9,000)
                                               --------         --------           --------           --------
Per share amounts:
         Net loss per common share ....        $  (1.53)        $  (1.67)          $  (0.15)          $  (0.23)
                                               ========         ========           ========           ========
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